Exhibit 99.2

Staffing 360 Solutions Announces

Closing of $19.7 Million Public Offering of Common Stock

NEW YORK, Feb. 12, 2021 - Staffing 360 Solutions, Inc. (NASDAQ: STAF), a staffing company executing an international buy-integrate-build strategy through the acquisition of staffing organizations in the United States and the United Kingdom, today announced the closing of its previously announced public offering of 21,855,280 shares of its common stock (or common stock equivalents in lieu thereof) at a price to the public of $0.90 per share of common stock (or common stock equivalent). The aggregate gross proceeds from this offering were approximately $19.7 million, before deducting placement agent fees and other estimated offering expenses payable by Staffing.

H.C. Wainwright & Co. acted as exclusive placement agent for the offering.

The Company intends to use 75% of the net proceeds from this offering to redeem a portion of its outstanding note due September 30, 2022, and 25% of the net proceeds from this offering to redeem a portion of its Series E Preferred Stock.

The offering was made under an effective registration statement on Form S-1 (File No. 333-252059) filed with the Securities and Exchange Commission (the “SEC”) and declared effective on February 9, 2021. A final prospectus relating to this offering has been filed with the Securities and Exchange Commission. The offering was made only by means of a prospectus. Electronic copies of the final prospectus may be obtained on the SEC’s website at http://www.sec.gov, or from H.C. Wainwright & Co., LLC, 430 Park Avenue, 3rd Floor, New York, NY 10022, by telephone at (646) 975-6996 or by email at placements@hcwco.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Staffing 360 Solutions, Inc.

Staffing 360 Solutions, Inc. is engaged in the execution of an international buy-integrate-build strategy through the acquisition of domestic and international staffing organizations in the United States and United Kingdom. For more information, visit www.staffing360solutions.com.

Forward-Looking Statements

This press release contains forward-looking statements, which may be identified by words such as “expect,” “look forward to,” “anticipate” “intend,” “plan,” “believe,” “seek,” “estimate,” “will,” “project” or words of similar meaning. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified, and include, among others, statements regarding the intended use of net proceeds from the offering; consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation; the Company’s ability to retain the listing of its common stock on the Nasdaq Capital Market; the geographic, social and economic impact of COVID-19 on the Company’s ability to conduct its business and raise capital in the future when needed; weakness in general economic conditions and levels of capital spending by customers in the industries the Company serves; weakness or volatility in the financial and capital markets, which may result in the postponement or cancellation of customer capital projects or the inability of the Company’s customers to pay the Company’s fees; the termination of a major customer contract or project; delays or reductions in U.S. government spending; credit risks associated with the Company’s customers; competitive market pressures; the availability and cost of qualified labor; the Company’s level of success in attracting, training and retaining qualified management personnel and other staff employees; changes in tax laws and other government regulations, including the impact of health care reform laws and regulations; the possibility of incurring liability for the Company’s business activities, including, but not limited to, the activities of the Company’s temporary employees; the Company’s performance on customer contracts; negative outcome of pending and future claims and litigation; government policies, legislation or judicial decisions adverse to the Company’s businesses; the Company’s ability to access the capital markets by pursuing additional debt and equity financing to fund its business plan and expenses on terms acceptable to the Company or at all; the Company’s ability to achieve loan forgiveness under Paycheck Protection Program; and the Company’s ability to comply with its contractual covenants, including in respect of its debt agreements, as well as various additional risks, many of which are now unknown and generally out of the Company’s control, and which are discussed under the heading “Risk Factors” in the Company’s Registration Statement on Form S-1 (File No. 333-252059) filed with the SEC and other documents subsequently filed with or furnished to the SEC. Staffing 360 Solutions does not undertake any duty to update any statements contained herein (including any forward-looking statements), except as required by law.

Investor Relations Contact:

Terri MacInnis, VP of IR

Bibicoff + MacInnis, Inc.

(818) 379-8500 x2

terri@bibimac.com